Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Meryl L. Schreibstein
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Record Third Quarter Diluted EPS and

Raises Financial Guidance for Fiscal Year 2010

Q3 2010 Revenues Grow 12%, GAAP Diluted EPS Increases to $0.34 versus $0.07 in Q3 2009

Non-GAAP Diluted EPS Increases to $0.35 versus $0.16 in Q3 2009

San Francisco, CA, November 18, 2010 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the third quarter of fiscal 2010, which ended on October 31, 2010 (“Q3 10”).

Q3 10 RESULTS

Net revenues in Q3 10 increased 11.8% to $816 million versus $729 million in the third quarter of fiscal 2009, which ended on November 1, 2009 (“Q3 09”). Comparable store sales increased 8.1% from Q3 09.

Diluted earnings per share (“EPS”) in Q3 10 and Q3 09 on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes)

	Q3 10	Q3 09
GAAP Diluted EPS	$0.34	$0.07
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 2 and 3)	$0.02	$0.06
Impact of Exiting Excess Distribution Capacity (Note 4)	-	$0.03
Subtotal of Unusual Business Events*	$0.02	$0.09
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)*	$0.35	$0.16

* Due to rounding to the nearest cent, totals may not equal the sum of the line items in the table above.

Also during the quarter, the company repurchased 1.25 million shares of its common stock, and ended the quarter with $390 million in cash.

Laura Alber, President and Chief Executive Officer, commented, “We continue to be pleased with the financial and operational performance of our brands. During the third quarter, year-over-year net revenues increased 12% and we delivered the highest third quarter diluted EPS in our history. Non-GAAP diluted EPS for the quarter was $0.35, a $0.19 improvement over last year.”

Ms. Alber continued, “As we enter the fourth quarter, we are continuing to see a positive consumer response to our merchandising, marketing and customer service strategies, including the new strategies we have launched for this year’s holiday season. As such, we are increasing our fourth quarter and full year guidance despite recent softness in the broader home furnishings industry overall. Net revenues in the fourth quarter are now expected to increase in the range of 3% to 6% and non-GAAP diluted EPS to be in the range of $0.88 to $0.93 versus $0.86 last year. For the full year, we are expecting net revenues to increase in the range of 11% to 12% and non-GAAP diluted EPS to be in the range of $1.75 to $1.80 versus $0.95 last year.”

Retail net revenues in Q3 10 increased 7.6% to $461 million versus $428 million in Q3 09. This increase was driven by growth of 8.1% in comparable store sales, partially offset by a 3.2% year-over-year reduction in retail leased square footage (“LSF”), including 21 net fewer stores. Increased net revenues during the quarter were driven by the Pottery Barn and West Elm brands. Third quarter year-over-year comparable store sales by retail concept are shown in the table below:

Third Quarter Comparable Store Sales* Change by Retail Concept

Retail Concept	Q3 10	Q3 09
Williams-Sonoma	1.4%	<2.1%>
Pottery Barn	11.6%	7.6%
Pottery Barn Kids	10.3%	<3.1%>
Outlets	14.1%	<6.7%>
Total	8.1%	1.7%

* See the company’s 10-K and 10-Q filings for the definition of comparable stores.

Direct-to-customer (“DTC”) net revenues in Q3 10 increased 17.8% to $355 million versus $301 million in Q3 09, led by the Pottery Barn, Pottery Barn Kids, PBteen, and West Elm brands. Internet net revenues in Q3 10 increased 28.5% to $296 million versus $230 million in Q3 09.

Gross margin expressed as a percentage of net revenues in Q3 10 was 38.2% versus 34.7% in Q3 09. Excluding the 20 basis point impact related to unusual business events in Q3 09 (see Notes 3 and 4 in Exhibit 1), non-GAAP gross margin expressed as a percentage of net revenues was 38.2% in Q3 10 versus 34.9% in Q3 09. This 330 basis point improvement was primarily driven by the leverage of fixed occupancy expenses due to increasing net revenues, stronger selling margins, and a decrease in occupancy expense dollars.

Selling, general and administrative (“SG&A”) expenses in Q3 10 were $255 million or 31.3% of net revenues versus $243 million or 33.4% in Q3 09. Excluding the 40 basis point impact related to unusual business events in Q3 10 and the 230 basis point impact in Q3 09 (see Notes 1 through 4 in Exhibit 1), non-GAAP SG&A expenses were $252 million or 30.9% of net revenues in Q3 10 versus $227 million or 31.1% in Q3 09. This 20 basis point decrease was primarily driven by a reduction in catalog advertising expense, partially offset by increased internet advertising and incentive compensation costs.

The effective tax rate in Q3 10 was 34.9% versus 19.6% in Q3 09. This increase was the result of a significantly lower Q3 09 tax rate driven by lower quarterly income and certain favorable income tax resolutions.

Merchandise inventories at the end of Q3 10 increased 7.6% to $586 million versus $545 million at the end of Q3 09.

Third Quarter GAAP and Non-GAAP Segment Information*

(See Exhibit 1 for Notes)

(Dollars in thousands)

	RETAIL		DTC		UNALLOCATED		TOTAL
	Q3 10	Q3 09	Q3 10	Q3 09	Q3 10	Q3 09	Q3 10	Q3 09
Net Revenues	$460,933	$428,292	$354,583	$301,005	$ -	$ -	$815,516	$729,297
GAAP EBT**	40,258	15,102	71,802	49,905	<55,976>	<55,892>	56,084	9,115
% of Net Revenues	8.7%	3.5%	20.2%	16.6%	<6.9%>	<7.7%>	6.9%	1.2%
Unusual Business Events (Notes 1 through 4)	3,356	12,156	-	-	-	6,245	3,356	18,401
Non-GAAP EBT Excluding Unusual Business Events	$ 43,614	$ 27,258	$ 71,802	$ 49,905	$<55,976>	$<49,647>	$ 59,440	$ 27,516
% of Net Revenues	9.5%	6.4%	20.2%	16.6%	<6.9%>	<6.8%>	7.3%	3.8%

* See the company’s 10-K and 10-Q filings for additional information on segment reporting.

** Earnings/<Loss> Before Income Taxes (“EBT”).

FISCAL 2010 YEAR-TO-DATE RESULTS

Net revenues for the 39 weeks ended October 31, 2010 (“Q3 YTD 10”) increased 14.7% to $2.309 billion versus $2.013 billion for the 39 weeks ended November 1, 2009 (“Q3 YTD 09”). Year-to-date comparable store sales by retail concept are shown in the table below:

Year-to-Date Comparable Store Sales* Change by Retail Concept

Retail Concept	Q3 YTD 10	Q3 YTD 09
Williams-Sonoma	6.6%	<9.4%>
Pottery Barn	16.9%	<10.6%>
Pottery Barn Kids	16.8%	<16.8%>
Outlets	6.6%	<17.5%>
Total	12.6%	<11.6%>

* See the company’s 10-K and 10-Q filings for the definition of comparable stores.

Diluted EPS on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes)

	Q3 YTD 10	Q3 YTD 09
GAAP Diluted EPS	$0.79	<$0.10>
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 2 and 3)	$0.08	$0.14
Impact of Accelerated Vesting Charge for CEO Retirement (Note 1)	$0.02	-
Impact of Exiting Excess Distribution Capacity (Note 4)	<$0.00>	$0.04
Subtotal of Unusual Business Events	$0.10	$0.18
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)	$0.89	$0.08

Year-to-Date GAAP and Non-GAAP Segment Information*

(See Exhibit 1 for Notes)

(Dollars in thousands)

	RETAIL		DTC		UNALLOCATED		TOTAL
	Q3 YTD 10	Q3 YTD 09	Q3 YTD 10	Q3 YTD 09	Q3 YTD 10	Q3 YTD 09	Q3 YTD 10	Q3 YTD 09
Net Revenues	$1,322,589	$1,185,910	$ 986,118	$ 827,116	$ -	$ -	$2,308,707	$2,013,026
GAAP EBT**	97,284	3,515	208,757	121,737	<166,550>	<145,591>	139,491	<20,339>
% of Net Revenues	7.4%	0.3%	21.2%	14.7%	<7.2%>	<7.2%>	6.0%	<1.0%>
Unusual Business Events (Notes 1 through 4)	13,673	25,529	-	-	3,916	7,580	17,589	33,109
Non-GAAP EBT Excluding Unusual Business Events	$ 110,957	$ 29,044	$ 208,757	$ 121,737	$<162,634>	$<138,011>	$ 157,080	$ 12,770
% of Net Revenues	8.4%	2.4%	21.2%	14.7%	<7.0%>	<6.9%>	6.8%	0.6%

* See the company’s 10-K and 10-Q filings for additional information on segment reporting.

** Earnings/<Loss> Before Income Taxes (“EBT”).

STOCK REPURCHASE PROGRAM

During Q3 10, we repurchased and retired 1,254,675 shares of our common stock at a weighted average cost of $29.02 per share and a total cost of approximately $36.4 million. During the quarter, we completed the $60 million stock repurchase program authorized by our Board in May 2010 by repurchasing 599,812 shares of our common stock at a weighted average cost of $26.17 per share and a total cost of approximately $15.7 million. In September 2010, our Board authorized a new $65 million stock repurchase program. During the quarter, we repurchased 654,863 shares under this new program at a weighted average cost of $31.63 per share and a total cost of approximately $20.7 million. There remains an aggregate of approximately $44.3 million available for repurchases under the $65 million stock repurchase program.

Stock repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, capital availability and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

FY 10 FINANCIAL GUIDANCE

•	Net Revenue

Net Revenue Guidance by Quarter (all amounts in millions, except percentages)

	Q1 10 ACT	Q2 10 ACT	Q3 10 ACT	Q4 10 GUID	FY 10 GUID
Retail Revenue	$412	$450	$461	$704 - $724	$2,027 - $2,047
Direct-to-Customer Revenue	$306	$326	$355	$416 - $436	$1,403 - $1,423
Total Net Revenues	$718	$776	$816	$1,120 - $1,160	$3,430 - $3,470
% Variance vs. FY 09	17.3%	15.4%	11.8%	3 - 6%	11 - 12%
Comparable Store Sales*	17.0%	13.6%	8.1%	2 - 5%	8 - 10%
LSF % Change	<2.7%>	<3.0%>	<3.2%>	<4%>	<4%>
Catalog Circ % Change	<2.7%>	1.2%	3.8%	3 - 6%	1 - 3%

* See the company’s 10-K and 10-Q filings for the definition of comparable stores.

Store Opening and Closing Guidance by Retail Concept

	Q4 09 ACT	Q3 YTD 10 ACT			Q4 10 GUID			FY 10 GUID
Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End
Williams-Sonoma	259	2	<2>	259	2	<1>	260	4	<3> *	260
Pottery Barn	199	3	<4>	198	0	<4>	194	3	<8> *	194
Pottery Barn Kids	87	0	<2>	85	0	0	85	0	<2>	85
West Elm	36	2	<1>	37	0	<1>	36	2	<2>	36
Williams-Sonoma Home	11	0	0	11	0	<10>	1	0	<10>	1
Outlets	18	2	<1>	19	0	<1>	18	2	<2> *	18
Total	610	9	<10>	609	2	<17>	594	11	<27>	594

*	FY 10 store closing numbers include 23 permanent store closures. FY 10 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Outlets include 2, 1, and 1 store, respectively, for temporary closure and reopening due to remodeling. Total store opening numbers for Williams-Sonoma and Pottery Barn also include 1 and 2 stores, respectively, for FY 10 re-openings of stores closed in FY 09 for remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently reopened due to square footage expansion, store modification, or relocation.

•	Gross Margin

Gross Margin as a Percentage of Net Revenues for Q4 and Fiscal Year

	Q4		FY
	10 GUID	09 ACT	10 GUID	09 ACT
GAAP	41.4% - 41.6%	41.4%	38.8% - 38.9%	35.6%
Non-GAAP*	41.5% - 41.7%	41.5%	38.9% - 39.0%	35.7%

*	The non-GAAP gross margin percentages above exclude the impact of unusual business events of 10 basis points in Q4 10, and the net impact of unusual business events of 10 basis points in FY 10. See Note 2 in Exhibit 1. The non-GAAP gross margin percentages above exclude the impact of unusual business events of 10 basis points in Q4 09 and 10 basis points in FY 09. See Notes 3 and 4 in Exhibit 1.

•	Selling, General & Administrative Expenses

SG&A Expenses as a Percentage of Net Revenues for Q4 and Fiscal Year

	Q4		FY
	10 GUID	09 ACT	10 GUID	09 ACT
GAAP	28.3% - 28.5%	28.5%	30.5% - 30.6%	31.6%
Non-GAAP*	27.7% - 27.9%	27.9%	29.8% - 29.9%	30.5%

*	The non-GAAP SG&A percentages above exclude the impact of unusual business events of 60 basis points in Q4 10, and the net impact of unusual business events of 70 basis points in FY 10. See Notes 1, 2 and 4 in Exhibit 1. The non-GAAP SG&A percentages above exclude the impact of unusual business events of 60 basis points in Q4 09, and the net impact of unusual business events of 110 basis points in FY 09. See Notes 3 through 5 in Exhibit 1.

•	Interest <Income>/Expense

Interest <Income>/Expense (in millions) for Q4 and Fiscal Year

	Q4		FY
	10 GUID	09 ACT	10 GUID	09 ACT
Interest <Income>/Expense	<$0.3> - $0.7	$0.2	$0.0 - $1.0	$1.2

•	Income Taxes

❑

The income tax rate in FY 10 is projected to be in the range of 37% to 39%. This compares to an income tax rate in FY 09 of 35.6%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates as taxable events occur and exposures are re-evaluated.

•	Diluted EPS

❑

See Exhibit 1 for quarterly and FY 10 diluted EPS guidance and a reconciliation of quarterly, FY 10 and FY 09 GAAP to non-GAAP diluted EPS, which includes and excludes the impact of unusual business events.

•	Working Capital and Cash Flow

Working Capital and Cash Flow Drivers (in millions) for Q4 and Fiscal Year

	Q4		FY
	10 GUID	09 ACT	10 GUID	09 ACT
Merchandise Inventories	$525 - $535	$466	$525 - $535	$466
Depreciation and Amortization	$35 - $36	$38	$144 - $145	$152
Amortization of DLI	$8 - $9	$10	$36 - $37	$37

❑	Capital spending in FY 10 is projected to be approximately $75 million, compared to capital spending of $72 million in FY 09.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, November 18, 2010, at 7:00 A.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP gross margin percentages, non-GAAP SG&A percentages, non-GAAP segment EBT and non-GAAP diluted EPS. These non-GAAP financial measures exclude: the impact of an accelerated vesting charge associated with the retirement of our CEO; the benefit of the VISA/MasterCard litigation settlement; the impact of exiting excess distribution capacity; and the impacts of asset impairment and early lease termination charges for underperforming retail stores. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 10 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 09 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include: statements relating to our future financial guidance and results; consumer response to our merchandising, marketing and customer service strategies; our initiatives to attract new customers to our brands, gain market share, and improve profitability; and the variability of our tax rates.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q3 10; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in internet marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2010, all subsequent quarterly reports on Form 10-Q and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma (kitchen decor and cookware), Pottery Barn (home furnishings and duvet covers), Pottery Barn Kids (kid’s furniture and kid’s bedding), PBteen (teen bedding and teen furniture), West Elm (contemporary furniture and media storage) and Williams-Sonoma Home (luxury furniture and cashmere throws) – are marketed through 609 stores, seven direct mail catalogs and six e-commerce websites.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	October 31, 2010	January 31, 2010	November 1, 2009
Assets
Current assets
Cash and cash equivalents	$389,627	$513,943	$228,744
Restricted cash	12,507	-	-
Accounts receivable - net	41,922	44,187	42,182
Merchandise inventories - net	586,256	466,124	545,042
Prepaid catalog expenses	46,767	32,777	42,378
Prepaid expenses	37,887	22,109	42,251
Deferred income taxes	92,265	92,195	90,588
Other assets	9,012	8,858	10,415

Total current assets	1,216,243	1,180,193	1,001,600
Property and equipment - net	750,239	829,027	854,478
Non-current deferred income taxes	51,517	53,809	39,312
Other assets - net	17,173	16,140	16,302

Total assets	$2,035,172	$2,079,169	$1,911,692

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$202,888	$188,241	$171,904
Accrued salaries, benefits and other	94,033	107,710	75,603
Customer deposits	196,353	195,185	194,689
Income taxes payable	39,025	48,260	-
Current portion of long-term debt	1,714	1,587	14,800
Other liabilities	23,476	22,499	19,741

Total current liabilities	557,489	563,482	476,737
Deferred rent and lease incentives	212,303	241,300	252,888
Long-term debt	7,165	8,672	8,886
Other long-term obligations	58,927	54,120	54,479

Total liabilities	835,884	867,574	792,990
Shareholders’ equity	1,199,288	1,211,595	1,118,702

Total liabilities and shareholders’ equity	$2,035,172	$2,079,169	$1,911,692

ADDITIONAL INFORMATION
	Store Count					Average Leased Square Footage Per Store
Retail Concept	August 1, 2010	Openings	Closings	October 31, 2010	November 1, 2009	October 31, 2010	November 1, 2009
Williams-Sonoma	260	-	(1)	259	263	6,300	6,300
Pottery Barn	197	1	-	198	204	13,000	12,900
Pottery Barn Kids	85	-	-	85	93	8,100	8,000
West Elm	37	-	-	37	40	17,000	17,300
Williams-Sonoma Home	11	-	-	11	11	13,200	13,200
Outlets	19	-	-	19	19	19,100	19,500

Total	609	1	(1)	609	630	9,900	9,900

	Total Store Square Footage
	August 1, 2010			October 31, 2010	November 1, 2009
Total store selling square footage	3,742,000			3,747,000	3,880,000
Total store leased square footage	6,047,000			6,054,000	6,251,000

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THIRTEEN WEEKS ENDED OCTOBER 31, 2010 AND NOVEMBER 1, 2009

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THIRD QUARTER
	2010		2009
	(13 Weeks)		(13 Weeks)
	$	% of Revenues	$	% of Revenues
Retail revenues	$460,933	56.5%	$428,292	58.7%
Direct-to-customer revenues	354,583	43.5	301,005	41.3

Net revenues	815,516	100.0	729,297	100.0
Total cost of goods sold	504,235	61.8	476,445	65.3

Gross margin	311,281	38.2	252,852	34.7
Selling, general and administrative expenses	255,119	31.3	243,396	33.4

Earnings (loss) from operations	56,162	6.9	9,456	1.3
Interest (income) expense - net	78	-	341	-

Earnings (loss) before income taxes	56,084	6.9	9,115	1.2
Income tax expense	19,554	2.4	1,788	0.2

Net earnings (loss)	$36,530	4.5%	$7,327	1.0%

Earnings (loss) per share:
Basic	$0.34		$0.07
Diluted	$0.34		$0.07
Shares used in calculation of earnings (loss) per share:
Basic	106,152		105,817
Diluted	108,908		108,626

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THIRTY-NINE WEEKS ENDED OCTOBER 31, 2010 AND NOVEMBER 1, 2009

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	YEAR-TO-DATE
	2010		2009
	(39 Weeks)		(39 Weeks)
	$	% of Revenues	$	% of Revenues
Retail revenues	$1,322,589	57.3%	$1,185,910	58.9%
Direct-to-customer revenues	986,118	42.7	827,116	41.1

Net revenues	2,308,707	100.0	2,013,026	100.0
Total cost of goods sold	1,440,141	62.4	1,360,870	67.6

Gross margin	868,566	37.6	652,156	32.4
Selling, general and administrative expenses	728,746	31.6	671,505	33.4

Earnings (loss) from operations	139,820	6.1	(19,349)	1.0
Interest (income) expense - net	329	-	990	-

Earnings (loss) before income taxes	139,491	6.0	(20,339)	1.0
Income tax expense (benefit)	52,664	2.3	(9,360)	0.5

Net earnings (loss)	$86,827	3.8%	$(10,979)	0.5%

Earnings (loss) per share:
Basic	$0.81		$(0.10)
Diluted	$0.79		$(0.10)
Shares used in calculation of earnings (loss) per share:
Basic	107,216		105,706
Diluted	109,782		105,706

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

THIRTY-NINE WEEKS ENDED OCTOBER 31, 2010 AND NOVEMBER 1, 2009

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2010	2009
	(39 Weeks)	(39 Weeks)
Cash flows from operating activities
Net earnings (loss)	$86,827	$(10,979)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	108,505	113,584
(Gain) loss on sale/disposal of assets	(1,710)	2,042
Impairment of assets	5,114	21,654
Amortization of deferred lease incentives	(27,895)	(26,367)
Deferred income taxes	(9,049)	(5,452)
Tax benefit from exercise of stock-based awards	8,663	425
Stock-based compensation expense	21,482	14,152
Changes in:
Accounts receivable	3,204	(4,632)
Merchandise inventories	(119,571)	29,406
Prepaid catalog expenses	(13,990)	(5,953)
Prepaid expenses and other assets	(15,794)	1,925
Accounts payable	14,544	13,490
Accrued salaries, benefits and other current and long term-liabilities	(8,139)	6,952
Customer deposits	933	1,874
Deferred rent and lease incentives	(1,442)	13,576
Income taxes payable	(9,229)	(112)

Net cash provided by operating activities	42,453	165,585

Cash flows from investing activities:
Purchases of property and equipment	(46,422)	(50,391)
Restricted cash deposits	(12,507)	-
Proceeds from sale of assets	10,756	856

Net cash used in investing activities	(48,173)	(49,535)

Cash flows from financing activities:
Repayments of long-term obligations	(1,380)	(1,275)
Net proceeds from exercise of stock-based awards	12,812	3,191
Tax withholdings related to stock-based awards	(11,305)	-
Excess tax benefit from exercise of stock-based awards	6,473	98
Payment of dividends	(43,056)	(38,333)
Repurchase of common stock	(80,714)	-
Other	(1,625)	(50)

Net cash used in financing activities	(118,795)	(36,369)

Effect of exchange rates on cash and cash equivalents	199	241
Net (decrease) increase in cash and cash equivalents	(124,316)	79,922
Cash and cash equivalents at beginning of period	513,943	148,822

Cash and cash equivalents at end of period	$389,627	$228,744

Exhibit 1

Reconciliation of FY 10 Guidance and FY 09 Actual GAAP to Non-GAAP

Diluted Earnings/<Loss> Per Share*

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 10 ACT	Q2 10 ACT	Q3 10 ACT	Q4 10 GUID	Weighted Share Effect***	FY 10 GUID**
2010 GAAP Diluted EPS**	$0.18	$0.28	$0.34	$0.83 - $0.88	<$0.02>	$1.61 - $1.66
Impact of Accelerated Vesting Charge for CEO Retirement (Note 1)**	$0.02	$0.01	-	-	-	$0.02
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 2)**	$0.03	$0.02	$0.02	$0.05	-	$0.12
Impact of Exiting Excess Distribution Capacity (Note 4)	-	<$0.00>	-	-	-	<$0.00>
Subtotal of Unusual Business Events*	$0.05	$0.03	$0.02	$0.05	-	$0.14
2010 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)**	$0.23	$0.31	$0.35	$0.88 - $0.93	<$0.02>	$1.75 - $1.80

	Q1 09 ACT	Q2 09 ACT	Q3 09 ACT	Q4 09 ACT	Weighted Share Effect***	FY 09 ACT*
2009 GAAP Diluted EPS	<$0.18>	$0.00	$0.07	$0.81	$0.02	$0.72
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 3)	$0.04	$0.04	$0.06	$0.06	-	$0.20
Impact of Exiting Excess Distribution Capacity (Note 4)	-	$0.01	$0.03	-	-	$0.04
Benefit of Visa/MasterCard Litigation Settlement (Note 5)	-	-	-	<$0.01>	-	<$0.01>
Subtotal of Unusual Business Events*	$0.04	$0.05	$0.09	$0.04	-	$0.22
2009 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)*	<$0.14>	$0.05	$0.16	$0.86	$0.02	$0.95

* Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

** Quarterly diluted EPS guidance amounts will vary within the ranges above. Additionally, due to quarterly rounding to the nearest cent per diluted share, the sum of the quarters at the end of any quarter may not equal the year-to-date total.

*** Due to the differences between quarterly share counts and the year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS in FY 09 is approximately $0.02 more than the sum of the diluted EPS by quarter. The effect in FY 10 is projected to be approximately $0.02 less than the sum of the diluted EPS by quarter.

Note 1:	Impact of Accelerated Vesting Charge Associated with CEO Retirement – On January 26, 2010, we announced the retirement of the company’s CEO and an associated retirement charge of approximately $0.025 per diluted share. During Q1 10 and Q2 10, these charges resulted in an impact of approximately $0.02 and $0.01 per diluted share, respectively, or approximately 50 and 10 basis points of SG&A expenses, respectively, within the unallocated segment. Due to the effect of quarterly rounding to the nearest cent per diluted share, we anticipate an impact of $0.02 per diluted share, or 10 basis points of SG&A expenses, for FY 10.

Note 2:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 10) – During Q1 10, we incurred charges associated with asset impairment and early lease terminations of approximately $0.03 per diluted share, or approximately 80 basis points within SG&A expenses and an approximate 10 basis point impact to gross margin. During Q2 10, we incurred charges of approximately $0.02 per diluted share, or approximately 50 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. During Q3 10, we incurred charges of approximately $0.02 per diluted share, or approximately 40 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. All these charges were recorded within the retail segment. For Q4 10, we anticipate additional charges of approximately $0.05 per diluted share, or approximately 60 basis points within SG&A expenses and a 10 basis point impact to gross margin. For FY 10, we anticipate total charges of approximately $0.12 per diluted share, or approximately 60 basis points within SG&A expenses and a 10 basis point impact to gross margin.

Note 3:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 09) – During Q1 09, Q2 09, Q3 09 and Q4 09, we incurred charges within the retail segment associated with asset impairment and early lease termination expenses for underperforming retail stores, which resulted in an impact to earnings of approximately $0.04, $0.04, $0.06 and $0.06 per diluted share, respectively. For FY 09 these charges totaled approximately $35 million or $0.20 per diluted share. These charges resulted in an impact to gross margin of less than 10 basis points in Q1 09 and Q2 09, 20 basis points in Q3 09 and 10 basis points in Q4 09 and FY 09. These charges also resulted in an impact to SG&A expenses of 100, 110, 150 and 80 basis points, respectively, in Q1 09, Q2 09, Q3 09 and Q4 09, and a 110 basis point impact to SG&A expenses in FY 09.

Note 4:	Impact of Exiting Excess Distribution Capacity –During Q2 09 and Q3 09, we incurred charges within the unallocated segment associated with the early exit of excess distribution capacity, which resulted in an impact to earnings of approximately $0.01 and $0.03 per diluted share, respectively, and approximately $0.04 per diluted share for FY 09. These charges resulted in a 20 basis point impact to gross margin in Q2 09, a 10 basis point impact to gross margin in Q3 09 and a 10 basis point impact to gross margin in FY 09. These charges also resulted in a less than 10 basis point impact to SG&A expenses in Q2 09, an 80 basis point impact to SG&A expenses in Q3 and a 20 basis point impact to SG&A expenses for FY 09. During Q2 10, we recorded a credit of $0.4 million against previous charges in SG&A within the unallocated segment. This benefit is less than $0.01 per diluted share and less than 10 basis points of SG&A expenses in both Q2 10 and FY 10.

Note 5:	VISA/MasterCard Litigation Settlement – During Q4 09, we received our final payment of the VISA/MasterCard antitrust litigation settlement. The benefit to Q4 09 and FY 09 earnings was approximately $0.01 per diluted share. This resulted in a benefit to SG&A expenses within the unallocated segment in Q4 09 of 20 basis points and 10 basis points in FY 09.

Note 6:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 10 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 09 results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.